UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

Advanced Energy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1595 Wynkoop Street, Suite 800, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(970) 407-6626

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AEIS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2020 and April 7, 2020, Advanced Energy Industries, Inc. (the “Company”) executed interest rate swap transactions in an aggregate notional amount of $286.3 million with various financial institutions. The initial notional amount of the interest rate swap transactions represents 85% of the outstanding principal balance of the term loan A debt under the Company’s existing Credit Agreement, dated as of September 10, 2019, and provides for the Company to pay an average fixed rate of 0.521% per annum in exchange for a variable interest rate based on 1-month USD-LIBOR-BBA.

One interest rate swap transaction was entered into pursuant to an ISDA Master Agreement and Schedule with HSBC Bank USA, National Association (the “HSBC Interest Rate Swap”), and the other was entered into pursuant to an ISDA Master Agreement and Schedule with Citibank, N.A. (the “Citibank Interest Rate Swap” and, together with the HSBC Interest Rate Swap, the “Interest Rate Swaps”). The HSBC Interest Rate Swap has an effective date of April 8, 2020, a termination date of September 10, 2024, and an initial amortizing notional amount of $143,171,875, with the Company paying a fixed rate of 0.498% per annum and receiving a floating rate of 1-month USD-LIBOR-BBA. The Citibank Interest Rate Swap has an effective date of April 9, 2020, a termination date of September 10, 2024, and an initial amortizing notional amount of $143,171,875, with the Company paying a fixed rate of 0.544% per annum and receiving a floating rate of 1-month USD-LIBOR-BBA.

The foregoing description of the Interest Rate Swaps does not purport to be complete and is qualified in its entirety by reference to the respective ISDA Master Agreement, Schedule and Confirmation applicable to the Interest Rate Swap with each bank, which are filed respectively as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	ISDA 2002 Master Agreement, by and between Advanced Energy Industries, Inc. and HSBC Bank USA, National Association, dated as of April 2, 2020 (the “HSBC ISDA Master Agreement”).

10.2

ISDA 2002 Master Agreement, by and between Advanced Energy Industries, Inc. and Citibank, N.A., dated as of April 7, 2020 (the “Citibank ISDA Master Agreement”, and collectively with the HSBC ISDA Master Agreement, the “ISDA Master Agreements”).

10.3	Schedule to the HSBC ISDA Master Agreement (the “HSBC Schedule”).

10.4	Schedule to the Citibank ISDA Master Agreement (the “Citibank Schedule”, and collectively with the HSBC Schedule, the “Schedules”).

10.5	Rate Swap Transaction Confirmation, by and between Advanced Energy Industries, Inc. and HSBC Bank USA, National Association, dated April 7, 2020 (the “HSBC Confirmation”).

10.6

Rate Swap Transaction Confirmation, by and between Advanced Energy Industries, Inc. and Citibank, N.A., dated April 9, 2020 (the “Citibank Confirmation”, and collectively with the HSBC Confirmation, the “Confirmations”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Paul Oldham
Date: April 9, 2020	Paul Oldham
Chief Financial Officer & Executive Vice President

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